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EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated January 31, 2002, except for Note 16, as to which the date is February 19, 2002, included in the Annual Report on Form 10-K of SONICblue, Incorporated, for the year ended December 31, 2001, with respect to the consolidated financial statements included in this Form S-8 pertaining to the 1989 Stock Plan of SONICblue, Incorporated.

                                            /s/ Ernst & Young LLP
San Jose, California
April 1, 2002